Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Commercial Vehicle Group, Inc.:
We consent to the incorporation by reference in the registration statements (333-176020, 333-198312, 333-222081, 333-249494) on Form S-8 and the registration statement (No. 333-163276) on Form S-3 of Commercial Vehicle Group, Inc. of our reports dated March 9, 2021, with respect to the consolidated balance sheets of Commercial Vehicle Group, Inc. as of December 31, 2020 and 2019, the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2020, and the related notes to consolidated financial statements (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2020, which reports appear in the December 31, 2020 annual report on Form 10‑K of Commercial Vehicle Group, Inc.

Our report dated March 9, 2021 contains an explanatory paragraph that refers to a change in the method of accounting for leases.

/s/ KPMG LLP
Columbus, Ohio
March 9, 2021